UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007 (September 7, 2005)

PERICOM SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. employer identification No.)

3545 North First Street

San Jose, California 95134

(Address of Principal Executive Office, Including Zip Code)

(408) 435-0800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

This report amends Item 9.01 of the Current Report on Form 8-K/A (Amendment No. 1) filed by the Registrant on November 23, 2005.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The following historical financial information of eCERA ComTek Corporation is filed herewith on the pages listed below:

(b)	Pro Forma Financial Information.

The following unaudited pro forma combined financial information of Pericom Semiconductor Corporation and eCERA ComTek Corporation is filed herewith on the pages listed below:

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended July 2, 2005	26
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	28

(d)	Exhibits.

23.1	Consent of PricewaterhouseCoopers

Report of Independent Auditors

To eCERA Comtek Corporation

We have audited the accompanying balance sheet of eCERA Comtek Corporation as of December 31, 2004, and the related statements of income, of changes in stockholders’ equity and of cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eCERA Comtek Corporation as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the Republic of China.

Accounting principles generally accepted in the Republic of China vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature of such differences is presented in Note 11 to the financial statements.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

July 4, 2007

Taipei, Taiwan

Republic of China

ECERA COMTEK CORPORATION

BALANCE SHEET

December 31, 2004

(Expressed in New Taiwan Dollars)

ASSETS	Note	2004
Current Assets
Cash and cash equivalents	2 and 4.a	$11,361,513
Notes receivable	2 and 6	26,777,437
Accounts receivable, net	2.4.b	237,518,138
Accounts receivable - related parties	5	19,347,719
Inventories, net	2 and 4.c	162,749,955
Restricted certificate of deposit	4.d and 6	41,713,772
Deferred income tax assets - current	4.n	33,192,884
Other current assets	4.e and 5	10,040,908

Total Current Assets		542,702,326

Fund and Long-Term Investments
Long - term investments	2 and 4.f	49,031,025

Property, Plant and Equipment, net	2.4.g	495,230,459

Other Assets
Refundable deposits		92,235
Deferred charges	2	2,343,767
Deferred income tax asset - noncurrent	2 and 4.n	15,723,346

Total Other Assets		18,159,348

TOTAL ASSETS		$1,105,123,158

The accompanying notes are an integral part of the financial statements.

(Continued on next page)

ECERA COMTEK CORPORATION

BALANCE SHEET (Continued)

December 31, 2004

(Expressed in New Taiwan Dollars)

LIABILITIES AND STOCKHOLDERS’ EQUITY	Note	2004
Current Liabilities
Short - term borrowings	4.h	$198,991,382
Accounts payable	4.i	38,091,149
Accounts payable - related parties	5	63,885,254
Accrued expenses	4.j	28,661,643
Other payables – related parties		—
Long - term borrowings - current portion	4.k	70,811,149
Other current liabilities		2,724,005

Total Current Liabilities		403,164,582

Long-Term Liabilities
Long - term borrowings	4.k	195,688,452

Other Liabilities
Accrued pension liabilities	2 and 4.l	3,735,009

Total Liabilities		602,588,043

Stockholders’ Equity
Common stock	4.m	398,000,000

Capital surplus		89,000,000

Retained Earnings
Legal reserve		1,886,637
Unappropriated retained earnings		13,465,998

Total Retained Earnings		15,352,635

Cumulative translation adjustments		182,480

Total Stockholders’ Equity		502,535,115

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$1,105,123,158

The accompanying notes are an integral part of the financial statements.

ECERA COMTEK CORPORATION

STATEMENT OF INCOME

For the Year Ended December 31, 2004

(Expressed in New Taiwan Dollars)

	Note	2004
Net Sales	2. 4.q and 5	$679,142,948
Cost of Sales	4.q and 5	(547,169,869)

Gross Margin		131,973,079
Operating Expenses	4.q and 5	(67,348,010)

Operating Income		64,625,069

Non-operating Incomes
Interest income		317,125
Gain from price recovery of inventory		—
Other income	5	4,466,017

Total Non-operating Incomes		4,783,142

Non-operating Expenses
Interest expense		(13,643,447)
Investment losses on equity-method investments		(5,492,589)
Loss on physical inventory		—
Loss from obsolescence of inventory		(2,290,565)
Foreign exchange gains, net		(4,605,842)
Impairment loss		—

Total Non-operating Expense		(26,032,443)

Income Before Income Tax		43,375,768
Income Tax (Expenses ) Benefit		(2,022,818)

Net Income		41,352,950

Basic earnings per share (in dollars)
Before tax	4.o	$1.09

After tax	4.o	$1.04

The accompanying notes are an integral part of the financial statements.

ECERA COMTEK CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2004

(Expressed in New Taiwan Dollars)

	Note	Common Stock	Capital Surplus	Legal Reserve	Unappropriated Retained Earnings (accumulated deficit)	Cumulative Translation Adjustments	Total
Balance, January 1, 2004		398,000,000	89,000,000		(11,181,166)		475,818,834
Appropriations of 2003 earnings:
Legal reserve		—	—	1,886,637	(1,886,637)	—	—
Cash dividends		—	—	—	(13,930,000)	—	(13,930,000)
Employee bonuses		—	—	—	(740,958)	—	(740,958)
Bonus to directors and supervisors		—	—	—	(148,191)	—	(148,191)
Net income for 2004		—	—	—	41,352,950	—	41,352,950
Cumulative translation adjustments		—	—	—	—	182,480	182,480

Balance, December 31, 2004		$398,000,000	$89,000,000	$1,886,637	$13,465,998	$182,480	$502,535,115

The accompanying notes are an integral part of the financial statements.

ECERA COMTEK CORPORATION

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2004

(Expressed in New Taiwan Dollars)

	Note	2004
Cash Flows from Operating Activities
Net Income		$41,352,950
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities:
Depreciation expense		48,707,426
Loss for idle assets		—
Amortization		5,352,116
Investment loss on equity - method Investments		5,492,589
Allowance for (reversal of)loss from market price declines and slow-moving of inventory		2,290,565
Increase in notes receivable		(12,670,719)
Increase in accounts receivable, net		(35,767,906)
Decrease (Increase) in accounts receivable – related parties		285,719
Increase in inventories, net		(48,012,563)
Decrease (Increase) in restricted certificate of deposit		(7,115,732)
Decrease (Increase) in deferred income tax assets		2,022,818
Decrease (Increase) in other current assets		3,547,915
Increase in accounts payable		22,939,765
Increase in accounts payable - related Parties		29,331,431
Increase (Decrease) in accrued expenses		9,378,433
Increase (Decrease) in other accounts payable - related parties		(79,996,109)
Increase (Decrease) in other current liabilities		(3,554,154)
Increase in accrued pension liabilities		1,196,470

Net Cash Provided by (Used in) Operating Activities		(15,218,986)

Cash Flows from Investing Activities
Additions to property, plant and equipment		(104,151,512)
Proceeds from disposal of property, plant and equipment		—
Proceeds from disposal of deferred charges		—
Increase in long-term investments		—
Decrease (Increase) in refundable deposits		113,800
Increase in deferred charges		(1,575,153)

Net Cash Used in Investing Activities		(105,612,865)

The accompanying notes are an integral part of the financial statements

(Continued on next page)

ECERA COMTEK CORPORATION

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2004

(Expressed in New Taiwan Dollars)

Cash Flows form Financing Activities
Increase (Decrease) in short-term borrowings		139,817,855
Decrease in commercial paper payable		—
Repayment of long-term borrowings		(66,268,000)
Increase of long-term borrowings		45,431,490
Cash dividends		(13,930,000)
Bonus to employees		(740,958)
Bonus to directors and supervisors		(148,191)
Increase of common stock for cash		—

Net Cash Provided by (Used in) Financing Activities		104,162,196

Net Decrease in Cash and Cash Equivalents		(16,669,655)
Cash and Cash Equivalents, Beginning of the period		28,031,168

Cash and Cash Equivalents, End of the period	4.a	$11,361,513

Supplemental Disclosure of Cash Flows Information:
Interest paid		$15,371,651

The accompanying notes are an integral part of the financial statements

ECERA COMTEK CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2004

(Expressed in New Taiwan Dollars unless Otherwise Stated)

1. Organization and Operations

ECERA COMTEK CORPORATION (“The Company”) was formed on June 15, 2000. The main activities of the Company consist of the manufacturing and selling of quartz crystals, quartz vibrators, as well as the raw materials, parts, and semifinished products.

In June 2003, AKER TECHNOLOGY CO., LTD. (“AKER TECHNOLOGY”) issued 23,884,000 shares of common stocks, at $16 per share, in exchange for 99.93% equity of the Company.

As of December 31, 2004, the Company had 197 employees.

2. Summary of Significant Accounting Policies

a. Cash and Cash Equivalents

Cash and cash equivalents consists of cash on hand, cash in banks and all highly liquid investments purchased with an original maturity of three months or less.

b. Forward exchange contracts

(1)	Forward exchange contracts entered into for hedging purpose are recorded at the spot exchange rate at the contract date. At the balance sheet date, the outstanding contracts are revalued. The resulting exchange gain or loss is recognized in the current year.

c. Foreign-currency Transactions

(1)	The accounts of the Company are maintained in New Taiwan Dollars. Transactions denominated in foreign currencies are translated into New Taiwan Dollars at the rates of exchange in effect when the transactions occur.

(2)	Foreign exchange gains or losses resulting from the exchange rate fluctuations between the transaction date and the actual settlement date are recognized as follows:

(a)	When the transaction date and the actual settlement date fall in the same accounting period, the differences between the recorded amount and the settled amount are credited to or charged against current income.

(b)	When the transaction date and the actual settlement date fall in different accounting periods, receivables and payables denominated in foreign currencies are remeasured using the spot rates prevailing on the balance sheet date. Any resulting gains or losses are reflected in current income.

d. Allowance for Doubtful Accounts

Allowance for doubtful accounts represents estimates of the uncollectible amount out of the outstanding notes receivable and accounts receivable at the balance sheet date.

e. Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the weighted-average method, while market value is the net realizable value for finished goods and merchandise, and replacement cost for raw materials, supplies and work in process.

f. Long-term Investments

(1)	Long-term investments in which the Company holds less than 20% of the voting shares of the investees and has no ability to exercise significant influence on the investees’ operational decisions are stated at the lower of cost or market value if the investee company is listed, and at cost if the investee company is not listed. Unrealized loss on the decline in market value is accounted for as a deduction of the stockholders’ equity. Where the decline in the investment value is permanent and the possibility of share price recovery is remote, an investment loss is recognized and charged against current income. Long-term investments in which the Company holds more than 20% of the investee company’s voting shares or has the ability to exercise significant influence on the investee’s operational decisions are accounted for under the equity method.

(2)	Unrealized intercompany gains and losses are eliminated under the equity method. Profits from transactions of depreciable assets between the investees and the Company are amortized over the assets’ economic service lives. Profit from other types of intercompany transactions is recognized when realized.

g. Property, Plant and Equipment

(1)	Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives.

The useful lives are summarized as follows:

Items	Useful Lives
Buildings	8~50 years
Machinery and equipment	9 years
Furniture, fixtures and equipment	3~6 years

(2)	Major replacements, renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred.

(3)	Interest incurred in connection with the construction or acquisition of property, plant and equipment is capitalized as part of the cost of the assets.

(4)	Gains or losses from disposal of property, plant and equipment are recognized as non-operating income or expenses.

h. Deferred Charges

Deferred charges include the purchase cost of computer software and capitalization of certain miscellaneous purchases which meet the Company’s capitalization policy. Deferred charges are being amortized using the straight-line method over the estimated service lives.

i. Accrued Pension Liabilities

(1)	In conformity with the Labor Standards Law of the Republic of China (“the Law”), the Company established a defined benefit pension plan. Under the plan, the Company began to contribute an Employee Retirement Fund (“the Fund”) at 2% of the total salaries and wages from February 2001. The Fund is administered by the Employee Retirement Fund Committee of the Company as prescribed by the Law, and is maintained under the Committee’s name with a government-approved financial institution. The Fund is totally independent from the Company, and is hence excluded from the financial statements.

(2)	Effective from 2001, the Company adopted the Statement of Financial Accounting Standards (SFAS) No.18 of Taiwan, “Accounting for Pensions” to account for the above pension plan. Based on the actuarial report with a measurement date of December 31, 2001, the excess of the accumulated benefit obligations over plan assets is recognized as the minimum pension liability. Net pension costs based on the actuarial report are recognized from January 1, 2002, and the unrecognized net asset or obligation during transition period is amortized equally over 15 years.

j. Revenues and expenses

Revenues are recognized when the earning process is substantially completed and they are realized or realizable. Costs and expenses are recognized as incurred.

k. Income Tax

The Company adopted SFAS No. 22, “Accounting for Income Taxes.” Under SFAS No.22, a current income tax liability or asset is recognized for the estimated taxes payable or refundable for the current year, and a deferred tax asset or liability is recognized for the estimated future tax effects attributable to temporary differences, tax credits, and loss carryforwards. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company’s undistributed retaining earnings are subjected to an additional 10% income tax which is expensed as of the date of the shareholders’ meeting when the appropriation of earnings is resolved.

The Company adopted SFAS NO.12, “Income Tax Credit”. Under SFAS No.12, income tax credit resulted from acquisition of equipment, expenditures on technology, research and development, and personnel training are recognized as deduction of income tax expenses in the current period. Unused amount is recorded as deferred tax assets.

l. Earnings Per Share

Earnings per share is computed based on the weighted average number of common shares outstanding during the period. Shares issued for cash are weighted for the portion of the period they were outstanding, whereas shares issued as a result of stock dividends or capitalization of capital surplus are weighted given retroactive recognition to the appropriate equivalent change in capital structure for the entire period.

3. Reason and Effect of Changes in Accounting Principles

None.

4. Summary of Significant Accounts

a.	Cash and Cash Equivalents

2004
Cash on hand	$298,197
Cash in banks	11,053,316
Checking accounts	10,000

Total	11,361,513

b.	Accounts Receivable

2004
Accounts receivable – third parties	$237,518,138

c.	Inventories, Net

2004
Raw materials	$73,322,212
Supplies	981,829
Work in process	19,675,631
Finished goods	71,251,256
Materials and supplies in transit	1,761,850

Total	166,992,778
Less: Allowance for obsolescence of inventory	(4,242,823)

Net	$162,749,955

The above mentioned inventories were not pledged.

d.	Restricted certificate of Deposit

2004
Time deposits pledged for short-term borrowings	$27,138,840
Deposit reserved for repayment of loan	14,574,932

Total	$41,713,772

For the information regarding to restricted assets, please see note 6.

e. Other Current Assets

2004
Other receivables-related parties	$1,533,779
Prepaid expenses	5,739,638
Tax refund receivable	2,521,991
Excess VAT paid	—
Others	245,500

Total	$10,040,908

f. Long-term Investments

(1)

	2004		Valuation method
Investee	Share Ownership %	Amount
AZER CRYSTAL TECHNOLOGY CO, LTD.	50.00	$49,031,025	Equity method

(2)	In October 2003, in order to increase operating efficiency, the Company purchased 50% ownership of AZER CRYSTAL TECHNOLOGY CO., LTD., from AKER TECHNOLOGY for NT$55,000,000, which approximated 50% of the book value of AZER at the time of acquisition. The transaction was accounted for as a common control transfer and the investment was recorded by the Company at AKER TECHNOLOGY’s carryover basis. The investment losses recognized on this investee were $5,492,589 for the year ended December 31, 2004.

g. Property, Plant, and Equipment, Net

(1)

2004
Land	$111,984,279
Buildings	141,269,007
Machinery and equipment	385,098,690
Transportation equipment	2,150,938
Furniture, fixtures and equipment	13,923,420
Prepayments for equipment	1,869,920

Total	656,296,254
Less: Accumulated depreciation	(161,065,795)

Net	$495,230,459

(2)	The capitalized interest was $2,282,043 on property, plant, and equipment for the year ended December 31, 2004.

(3)	For the information regarding pledge of plant, property and equipment, please see note 6.

h. Short - term Borrowings

TYPE	2004
L/C loan	$85,205,540
Secured loan	7,785,842
Credit loan	106,000,000

Total	198,991,382

i. Accounts Payable

2004
Notes payable	$208,835
Accounts payable	37,882,314

Total	38,091,149

j. Accrued Expenses

2004
Payroll	$15,273,421
Supply expense	2,545,250
Commissions expense	—
Interest expense	1,182,268
Insurance expense	1,070,350
Subcontract expenses	2,796,282
Repairs and maintenance	1,011,346
Professional fees	769,873
Others	4,012,853

Total	$28,661,643

k. Long - term Borrowings

Creditors	Type	2004	Collateral
Farmers Bank	Secured loan	$266,499,601	land, machinery and equipment
Less: Current portion		(70,811,149)

Net		$195,688,452

l. Accrued Pension Liabilities

(1)	The Company has adopted Statement of Financial Accounting Standard (SFAS) No.18 of Taiwan “Accounting for Pensions” and recognized net pension costs. The net pension costs for 2004 consisted of the following:

2004
Service cost	$2,268,637
Interest cost	189,878
Expected returns on plan assets	(121,884)
Amortization of transitional net obligations	101,969
Unrecognized Net (Gain)/ Loss	(137,893)

Net pension cost	$2,300,707

(2)	The reconciliation between the funding status of the pension plan and the accrued pension liabilities as of December 31, 2004 was as follows:

2004
Benefit obligations:
Vested benefits	$—
Non-vested benefits	2,884,586

Accumulated benefit obligations	2,884,586
Effect of projected future salary increases	2,105,901

Projected benefit obligations	4,990,487
Fair value of plan assets	(4,626,908)

Status of pension plan	363,579
Unrecognized transitional net obligations	(1,223,625)
Unrecognized pension gain	4,595,055

Accrued pension liabilities	$3,735,009

(3)	The underlying assumptions for determining the actuarial present value of the benefit obligations were as follows:

2004
Discount rate	3.50%
Rate of increase in future compensation level	2.50%
Expected long-term rate of return on plan assets	3.50%

m. Common Stock

As of January 1, 2003, the Company’s authorized capital was $700,000,000. The issued and outstanding capital stock was $478,000,000, divided into 47,800,000 shares with par value of $10 each. Based on the resolution adopted at the Board of Directors’ meeting dated August 20, 2003, the Company decreased the capital of $180,000,000 to offset the accumulated deficit. After the decrease, the issued and outstanding capital stock was $298,000,000, divided into 29,800,000 shares with par value of $10 each. In addition, the Board of Directors resolved to issue 10,000,000 common shares with par value of $10 each at $15 per share on September 29, 2003. The aforementioned decrease and increase of capital were approved by the Ministry of Economic Affairs on October 15, 2003. After the issuance of common shares, the Company’s authorized capital stock was $700,000,000. The issued and outstanding stock capital was $398,000,000, divided into 39,800,000 shares with par value of $10 each. Through the year ended 2004, no changes were made to the Company’s authorized capital stock and the issued and outstanding capital stock.

n. Income Tax Expenses

(1)	The Company adopted SFAS No. 22 of Taiwan, “Accounting for Income Taxes.” The statutory tax rate for the current year is 25%. Disclosures required under the statement are summarized as follows:

A. Deferred income tax assets and liabilities	2004
(a)Total deferred income tax liabilities	$60,827
(b)Total deferred income tax assets	$79,814,182
(c)Valuation allowance for deferred income	$30,837,125
Tax assets
(d)Temporary differences attributing to the deferred income tax assets/liabilities:
Unrealized foreign exchange loss	$5,602,091
Unrealized inventory valuation and Obsolescence losses	4,242,823
Accrued pension cost	3,742,699
Investment income under equity method	—
Net operating loss carry forward	215,414,629
Translation adjustment	243,307
(e)Tax effects of investment tax credits	$22,154,309

B. Deferred income tax assets – current	$39,692,884
Valuation allowance	(6,500,000)

Net deferred income tax assets—current	$33,192,884

C. Deferred income tax assets – noncurrent	$40,121,298
Valuation allowance	(24,337,125)
Deferred income tax liabilities – noncurrent	(60,827)

Net deferred income tax assets – noncurrent	$15,723,346

D. Reconciliation between income tax expense and income tax payable
2004
Income tax at the statutory tax rate	$10,833,942

Tax effect of permanent differences	(2,110,458)
Tax effect of investment tax credits	9,460,906
Tax effect of loss carryforwards	1,795,879
Tax effect of valuation allowance	(17,957,451)

Income tax expense	2,022,818
Less: Net change in deferred income tax assets	(2,022,818)

Income tax payable	$—

(2)	As of December 31, 2004, tax credits available to stockholders under imputation system of taxation were nil.

(3)	As of December 31, 2004, the Company’s undistributed earnings were $13,465,998.

o. EARNINGS PER SHARE

	2004
	Income		Weighted average outstanding common shares	Earnings per share (in dollar)
	Before tax	After tax		Before tax	After tax
Basic and diluted earnings per outstanding common shares	$43,375,768	$41,352,950	39,800,000	$1.09	$1.04

p. Operating Revenues

Operating revenues for the year ended December 31, 2004 are summarized as follows:

2004
Inventories sold	$685,107,739
Less: Sales returns and allowances	(5,964,791)

Net	$679,142,948

q. Operating Costs

The personnel, depreciation, depletion and amortization expenses for the year ended December 31, 2004 were as follows:

Function Nature	2004
	Operating Costs	Operating Expenses	Subtotal
Personnel expenses
Salary	$53,351,159	$25,253,881	$78,605,040
Insurance	3,645,268	2,134,180	5,779,448
Pension	1,447,748	852,959	2,300,707
Other	3,330,662	1,732,991	5,063,653
Depreciation	42,590,640	6,116,786	48,707,426
Amortization	2,932,559	2,419,557	5,352,116

5. Related Party Transactions

a.	Names and Relationships of Related Parties

Related Parties	Relationships
AKER TECHNOLOGY CO., LTD. (AKER TECH)	Parent company of the Company

AZER CRYSTAL TECHNOLOGY CO.,LTD. (AZER)	Affiliate

AKER ELECTRONIC CO., LTD. (AKER ELEC)	Affiliate

AKER (BVI) TECHNOLOGY (AKER BVI)	Affiliate

RALTRON ELECTROICS CORPORATION (HONG KONG) (PALTRON)	Affiliate

b.	Significant Related Parties Transactions

(1)	Sales

For the year ended December 31, 2004, sales made to related parties were as follows:

	2004
Name of Related Parties	Amount	%
AKER TECH	$13,322,034	1.96
AZER	242,960	0.04
AKER ELEC	206,160	0.03
RALTRON	11,643,099	1.71

Total	$25,414,253	3.74

(2)	Notes and Accounts Receivable

As of December 31, 2004, accounts receivable from related parties were as follows:

	2004
Name of Related Parties	Amount	%
Notes Receivable
AKER TECH	$4,951,013	15.60

	4,951,013	15.60

Accounts Receivable
RALTRON	14,982,256	5.95
AKER TECH	843,800	0.33
AKER ELEC	207,900	0.08
Less: Allowance for doubtful accounts	(1,637,250)	(0.65)

	14,396,706	5.71

Total	$19,347,719

(3)	Purchase

	2004
Name of Related Parties	Amount	%
AKER TECH	$48,904,450	8.94
AZER	71,333,449	13.04

Total	$120,237,899	21.98

(4)	Accounts Payable

	2004.12.31
Name of Related Parties	Amount	%
AKER TECH	$33,187,175	32.61
AZER	30,698,079	30.17

Total	$63,885,254	62.78

(5)	Other Accounts Receivable

	2004.12.31
Name of Related Parties	Amount	%
AZER	$1,434,771	93.54
AKER TECH	28,008	1.83

Total	$1,462,779	95.37

Other accounts receivable from AZER were due to miscellaneous payments on behalf of AZER and sales of machinery and equipment.

(6)	Accrued Expense

	2004.12.31
Name of Related Parties	Amount	%
AKER TECH	$28,963	0.10
AKER (BVI)	57,400	0.20

Total	$86,363	0.30

Accrued expenses were due to expenses paid by related parties on behalf of the Company.

(7)	Rental Income

Name of Related Parties	2004
AZER	$3,450,300

(8)	Other Incomes

Name of Related Parties	2004
AKER TECH	$550,300

Other income was due to sales of supplies to related parties.

6.	Assets Pledged

As of December 31, 2004, the following assets were pledged to banks as collateral for borrowings:

2004
Notes receivable	$11,759,379
Accounts receivable	7,329,788
Certificated of deposit-restricted	41,713,772
Land	111,984,279
Buildings , net	49,532,328
Machinery and equipment , net	272,744,064
Furniture, fixtures and equipment, net	275,397

Total	$495,339,007

7.	Significant Commitments and Contingent Liability

As of December 31, 2004, the Company’s unused amounts of letters of credit are as follows:

	2004
Currency	L/C Amount	Marginal Deposit
JPY	$113,757,000	$—
USD	$112,800	$—

8. Significant Casualty Loss

None.

9. Significant Subsequent Events

In September 2005, the Company was acquired by Pericom Semiconductor Corporation (Pericom). After the acquisition, Pericom owned 99.93% of the Company’s outstanding common shares.

In February 2006, the Company paid $45,000,000 to purchase 5,000,000 shares, which represent 50% of total share interest, in AZER CRYSTAL TECHNOLOGY CO., LTD (AZER) from AKER.TECHNOLOGY CO., LTD After the acquisition, AZER becomes the Company’s wholly-owned subsidiary.

In April 2006, the Company merged with AZER. The Company was the surviving company and AZER was dissolved as a result of the transaction.

10. Fair Value of Financial Instruments

a.	The purposes and strategies of using derivative financial instruments:

The Company uses derivatives to manage risks related to exchange rate fluctuations. Forward contract was entered into for exchange rate hedging purposes. The company’s exchange rate risk management strategy is to stabilize the exchange gains on losses incurred from the market.

b.	Credit risk:

Credit risk means the possible loss that may be incurred in the event that the counter parties default. As the counterparties of the Company are all financial institutions with good credit ratings, credit risk is considered to be remote.

c.	Market risk:

Forward contracts are intended for hedging purposes. Gains or losses arising from the fluctuations in exchange rates are likely to be offset against the gains or losses from the hedged items. As a result, no significant exposure to market risk is anticipated.

d.	Disclosure of the fair value of financial instrument in accordance with SFAS No. 27, “Disclosure of Financial Instruments”, is as follows:

	December 31, 2004
	Book Value	Fair value
Financial Assets

Financial assets with book value equal to fair value	$336,718,579	$336,718,579

Financial Liabilities

Financial liabilities with book value equal to fair value	$133,362,051	$133,362,051

Loan	465,490,983	465,490,983

The methods and assumptions used to measure the fair values of financial instruments are as follows:

A.	The carrying amounts of short-term financial assets and liabilities approximate fair values due to their short maturities.

B.	The fair values of long-term investments are based on the quoted market price of the securities, or the underlying equities in the net assets of the investees, if market value of the investments is not available.

11. MATERIAL DIFFERENCES between US GAAP and ROC GAAP

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the Republic of China (“ROC GAAP”), which differs in certain significant aspects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). Significant differences exist between ROC GAAP and accounting principles generally accepted in the United States (“U.S. GAAP”), which might be material to the Company’s financial statements. Certain differences between ROC GAAP and U.S. GAAP that may be material to the Company include the following:

(1)	Pension

Under ROC GAAP, the Company determines the accumulated pension obligation and the pension expense on an actuarial basis based on ROC SFAS No.18, which is substantially similar to US FAS No. 87. However, US GAAP has more restraint requirements of actuarial discount rate. Under US GAAP, FAS 106 and EITF Topic D-36 require that the assumed discount rates reflect the time value of money as of the measurement date and that the employers look to rates of return on high-quality fixed-income investments currently available whose cash flows match the timing and amount of expected benefit payments. For purposes of determining high-quality fixed income investments, fixed-income debt securities that receive one of the two highest ratings given by a recognized ratings agency can be considered high quality (for example, a fixed-income security that receives a rating of Aa or higher from Moody’s Investors Service, Inc.). Further, if settlement of the obligation with third-party insurers is possible, the interest rates inherent in the amount at which the postretirement benefit obligation could be settled are relevant in determining the assumed discount rates. The above guidance is equally applicable in computing pension obligations under US GAAP.

(2)	Compensation

a.	Compensated absences

Under ROC GAAP, the Company is not required to accrue for unused employee’s vacation leave at of the end of each year because it is normally forfeited when not used. Under US GAAP, however, US FAS 43 requires that an employer accrue a liability for employees’ compensation for future absences if all of the following conditions are met: a. The employer’s obligation relating to employees’ rights to receive compensation for future absences is attributable to employees’ services already rendered, b. The obligation relates to rights that vest or accumulate, c. Payment of the compensation is probable, and d. The amount can be reasonably estimated.

b.	Remuneration to directors and supervisors

Under ROC GAAP, cash remuneration to its directors and supervisors from appropriating a portion of net profit is charged directly to retained earnings in the period when shareholders approve such payment. Under US GAAP, such cash payments are recorded as compensation expenses in the period when services are rendered.

c.	Employee bonuses

Under ROC GAAP, employee bonuses are treated as an appropriation of retained earnings and recorded when the shareholders’ approval is obtained. Under US GAAP, employee bonuses are treated as compensation expense and are charged to income during the period they are earned. Under US GAAP, the minimum employee bonuses are initially accrued as at the year-end based on the terms of the Company’s Articles of Incorporation with adjustment for the difference, if any, in the subsequent year after shareholders’ approval.

(3)	Tax Effect of 10% Additional Tax on Undistributed Earnings

Under ROC GAAP, a 10% tax on undistributed earnings is recognized as a tax expense in the period when the amount of undistributed earnings is determined. The effect of the 10% tax on temporary differences is not recognized for ROC GAAP purpose. Under US

GAAP, in accordance with guidance published by AICPA International Practices Task Force, the 10% tax on undistributed earnings is accrued in the period during which related income is generated and the impact of the 10% tax is measured for both current and deferred tax perspectives.

(4)	Impairment of Long-lived Assets

Under ROC GAAP, there are no requirements related to the evaluation of recoverability of the carrying value of long-lived assets before January 1, 2005. US GAAP SFAS No. 144 “Accounting for the Impairment or Disposal of Ling-Lived Assets”, requires entities to perform separate calculations for assets to be held and used to determine whether recognition of an impairment loss is required, and if so, to measure the impairment. If the sum of expected future cash flows, undiscounted and without interest charges, is less than an asset’s carrying value, an impairment loss is recognized; if the sum of the expected future cash flows is greater than an asset’s carrying value, an impairment loss cannot be recognized. Measurement of an impairment loss is based on the fair value of the asset. US GAAP SFAS 144 also generally requires long-lived assets and certain identifiable intangible assets to be disposed to be recorded at the lower of the carrying value or fair value less cost to sell.

(5)	Reclassification of Prepayment for Purchases of Property, Plant and Equipment

Under ROC GAAP, prepayment for purchases of property, plant and equipment is classified under fixed assets. Under US GAAP, this is generally classified under other assets.

(6)	Reversal of gain from price recovery of inventory

Under ROC GAAP, the write down of inventory due to lower of cost or market can be reversed to the extent that the reversal does not exceed the original cost. Under US GAAP, as indicated in SAB Topic 5-BB, the SEC staff believes that based on ARB 43, Ch. 4, a write-down of inventory to the lower-of-cost-or-market value at the close of a fiscal period creates a new cost basis that subsequently cannot be marked up based on changes in underlying circumstances.

(7)	Net income (loss) variance of equity-method investee between US GAAP and ROC GAAP

Under US GAAP, APB 18, “The Equity Method of Accounting for Investments in Common Stock”, requires the equity pick-up under the equity method be based on the net income (or net loss) and financial position of an investee determined in accordance with US GAAP. The Company’s proportionate share of the income (loss) from an equity-method investee may differ if the investee’s net income (loss) under ROC GAAP differs from that under US GAAP, resulting in differences in the carrying amount of the equity investment reported under ROC GAAP and US GAAP.

(8)	Business combination and push down accounting

Under ROC GAAP, the excess of purchase price over the fair value of the identifiable assets and liabilities acquired in a business combination is recorded as goodwill and amortized on a straight-line basis over no more than 20 years. There is no requirement to identify and allocate a portion of the purchase price to intangible assets. Further, there is no requirement of push down accounting. Therefore, in connection with AKER TECHNOLOGY’s acquisition of the Company in 2003, the purchase accounting effects under ROC GAAP have been reflected in the financial statements of AKER TECHNOLOGY and not in the Company’s financial statements presented herein. Under US GAAP, FAS 141 provides specific criteria that must be applied to determine whether, as a result of a business combination, identifiable intangible assets have been acquired and should be recognized separately from goodwill. In addition, goodwill is not amortized but tested for impairment on an annual basis. Moreover, in accordance with SAB Topic 5-J “ Push Down Basis Of Accounting Required In Certain Limited Circumstances”, since AKER TECHNOLOGY acquired more than 95% of the Company, the new basis of accounting arising from applying purchase method of accounting under FAS 141 would be required to be “pushed down” to the Company’s financial statements under US GAAP.

PERICOM SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the acquisition by Pericom Semiconductor Corporation (Pericom) of eCERA ComTek Corporation (eCERA). A pro forma condensed balance sheet is not provided as our 10-Q for the period ending October 1, 2005, filed on November 15, 2005, already reflected the combined results. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended July 2, 2005 was prepared as if the acquisition had occurred as of the first day of the fiscal year ending July 2, 2005. The pro forma statement of operations for the fiscal year ended July 2, 2005, includes the historical results of Pericom and eCERA plus the effect of recurring amortization of the acquired related intangible assets. Such pro forma results do not purport to be indicative of what would have occurred had the acquisition been made as of that date or the results which may occur in the future.

The unaudited pro forma financial adjustments are based upon available information and assumptions that Pericom believes are reasonable. The unaudited pro forma adjustments to reflect the allocation of the purchase price are based upon the preliminary information which may be revised as additional information becomes available. The notes to the unaudited pro forma condensed combined financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma financial statements. Such financial statements have been compiled from historical financial statements and other information, but do not purport to represent what Pericom’s financial position or results of operations actually would have been had the transactions occurred on the dates indicated, or to project Pericom’s financial performance for any future periods.

PERICOM SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended July 2, 2005

(In thousands, except per share amounts)

	Pericom	eCERA	Pro Forma Adjustments		As Combined
Net revenues	$79,557	$25,431	$(2,376)	A	$102,612
Cost of revenues	50,764	20,824	(2,238)	A,B	69,350

			16
Gross profit	28,793	4,607	(138)		33,262
Operating expenses:
Research and development	15,767	524			16,291
Selling, general and administrative	15,538	2,228	269	B	18,035
Restructuring charge	294				294

Total	31,599	2,752	269		34,620

Income (loss) from operations	(2,806)	1855	(407)		(1,358)
Interest/other income/(expense)	3,761	(301)			3,460
Other than temporary decline in the value of investments	(105)				(105)

Income (loss) before income taxes	850	1,554	(407)		1,997
Income tax provision (benefit)	27	241			265
Minority interest in loss of consolidated subsidiary	58				58
Equity in net income (loss) of unconsolidated subsidiaries	46	(169)			(123)

Net income (loss)	$927	$1,144	(407)		$1,664

Basic income (loss) per share	$0.04				$0.06

Diluted income (loss) per share	$0.03				$0.06

Shares used in computing basic income (loss) per share	26,476				26,476

Shares used in computing diluted income (loss) per share	27,188				27,188

		Amortization Period
Net tangible assets	$13,094
Goodwill	None
Intangible assets:
Customer backlog	609	3 years
Core Developed technology	551	5 years
Trade Name	460	7 years

Total Intangibles	1,620
Long-term debt assumed	14,700
Estimated Purchase Price Allocation	$29,414

PERICOM SEMICONDUCTOR CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

1. Description of Transaction

On September 6, 2005, Pericom Semiconductor Corporation, a California corporation (the “Company”), filed a current report on Form 8-K to report that it acquired 39,773,792 shares of the common stock of eCERA ComTek Corporation (“eCERA”) representing 99.93% of the shares issued and outstanding of eCERA. The total purchase price, including assumed debt of approximately $14.7 million is approximately $29.4 million including transaction costs. The Company also has the right, through March 7, 2006; to purchase the remaining 50% of eCERA’s 50% owned crystal blank manufacturing subsidiary AZER Crystal Technology Co, Ltd. (“Azer”), for approximately $1.4 million. eCERA and Azer are a Taiwanese designer, manufacturer and distributor of frequency control products. eCERA and its subsidiary Azer have been a key supplier of quartz crystal blanks and crystal oscillator products for our frequency control product line. The Company purchased the assets, properties, rights, goodwill and claims used in, relating to, or arising from the conduct of the business of eCERA including substantially all of its cash, receivables, inventory, equipment and other tangible personal property and has also assumed the burdens, obligations and liabilities of eCERA and Azer incurred in the normal course of business. The Company purchased eCERA from AKER Technology Company, Ltd. (“AKER”), a publicly traded company in Taiwan. AKER is traded on the Taiwan OTC Exchange (TWO) under the symbol AKER, Code 6174.

The cash purchase price of 475 million New Taiwan Dollars was to be paid in two installments. The first installment of 400 million New Taiwan Dollars was paid on September 7, 2005 at the Closing Date. The second installment of 75 million New Taiwan Dollars was paid on October 21, 2005.

Included in the purchase of eCERA is eCERA’s 50% ownership of Azer comprised of 5,500,000 shares of common stock. The remaining 50% of Azer is owned by AKER. Under a separate share purchase agreement executed on August 30, 2005 AKER has agreed to offer, sell and deliver to eCERA the remaining 50% ownership comprised of 5,500,000 shares of common stock for a purchase price of $8.182 per share for an aggregate purchase price of Forty Five Million New Taiwan Dollars, or approximately $1.4 million based on exchange rates on September 7, 2005. The payment of the purchase price and the sale of the shares by AKER to eCERA will be consummated within six months of September 7, 2005 after satisfaction of certain conditions set forth in the share purchase agreement. The Company used and will use working capital to make these investments in eCERA and Azer.

2. Preliminary Purchase Price Allocation

These amounts represent adjustments related to the acquisition of eCERA under the purchase method of accounting. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based upon management’s best estimates of their fair value with any excess cost over the net tangible and intangible assets acquired allocated to goodwill. The preliminary estimated purchase price is allocated as follows and is for illustrative purposes only (in thousands):

This allocation is subject to change pending a final analysis of the total purchase cost and the fair value of the assets acquired and liabilities assumed. The final purchase cost, as well as the impact of ongoing integration activities, estimated other liabilities directly related to the eCERA acquisition and changes in purchase accounting allocations, could all cause material differences from the information presented.

3. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A.	To eliminate intercompany sales and cost of sales.

B.	To record the amortization of intangibles

Amounts represent the amortization of intangible assets (per the allocation of the estimated purchase price in 2 above) that would have been recorded during the year ended July 2, 2005 had the transaction closed on the first day of fiscal year 2005. The intangible assets in Pericom’s acquisition of eCERA will be amortized on a straight-line basis over periods ranging from three to seven years. Management has completed its preliminary allocation of the purchase price and does not expect the final allocation to differ materially from the preliminary determination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION
(Registrant)

Date: July 26, 2007	By:	/s/ Angela Chen
Angela Chen
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
23.1	Consent of PricewaterhouseCoopers